Exhibit 10.54

                             TERMINATION AGREEMENT

     Termination Agreement dated as of February 8, 1999 ("Agreement") between Sinclair Broadcast Group, Inc., a Maryland corporation ("Sinclair") and Barry Baker ("Baker").

     Whereas, Sinclair and Baker have entered into an Employment Agreement dated as of April 10, 1996 (the "Original Employment Agreement"), as amended by a First Amendment to Employment Agreement dated as of May , 1998 (the "First Amendment" and the Original Employment Agreement, as amended by the First Amendment, being referred hereto as the "Amended Employment Agreement");

     Whereas, Sinclair and Baker have entered into a Consulting Agreement dated as of April 10, 1996 (the "Consulting Agreement");

     Whereas,   pursuant  to  Section  10.3.1  (g)  of  the  Amended  Employment
Agreement, Baker has the right to terminate the Agreement Term (as defined therein) in the event that the Effective Date (as defined therein) shall not have occurred by December 31, 1998, unless such failure is solely due to actions or failure to take actions on the part of Baker (other than the failure of Baker to eliminate his attributable interest in RCB and RCLP (each as defined therein);

     Whereas, the Effective Date has not occurred by December 31, 1998, and such failure has not been as a result of actions or the failure to take actions on the part of Baker;

     Whereas, Baker desires to terminate the Amended Employment Agreement pursuant to Section 10.3.1(g) of the Amended Employment Agreement;

     Whereas, pursuant to Section 1.2 of the Consulting Agreement, the term of Baker's engagement as a consultant to Sinclair terminates upon the termination of the Agreement Term (as defined therein);

     Whereas, Sinclair and Baker desire to confirm and clarify their agreements regarding termination of Baker's employment and Baker's engagement as a consultant, as well as to provide for certain additional matters set forth herein;

     Now, therefore, in consideration of the foregoing, Sinclair and Baker agree as follows:

     1. The Agreement Term, and Baker's engagement as a consultant pursuant to the Consulting Agreement, (collectively referred to as "Baker's employment with Sinclair") shall end on a date between March 8 and April 8, 1999. At any time either Sinclair or Baker may specify in writing to the other a date between March 8 and April 8, 1999 at which the Agreement Term and Baker's employment with Sinclair shall end. If neither Sinclair nor Baker specify in writing to the other such a date, the Agreement Term shall end


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          on April 8, 1999.  If either  Sinclair  or Baker  specify in writing a date between March 8 and April 8, 1999, the Agreement Term and Baker's employment with Sinclair shall terminate on the date specified. If Sinclair and Baker both specify a date, the Agreement Term and Baker's employment with Sinclair shall terminate on the earlier of the two dates specified. The date on which the Employment Term terminates is referred to herein as the "Employment Termination Date". Baker shall not receive Base Salary under Section 4.1 of the Amended Employment Agreement after March 8, 1999.

     2. On March 8, 1999, Sinclair shall comply with its obligations under clauses (a) and (b) of Section 10.3.2 of the Amended Employment Agreement by wire transferring to Baker (to an account to be specified by Baker to Sinclair in writing no later than March 6, 1999) immediately available funds in an amount equal to $5,802,303.40 which includes an amount equal to $575,615.00 which is the Bonus payable to Baker in respect of 1998 under Section 4.2.4 of the Employment Agreement. An agreed calculation of such amount is set forth in Exhibit A. Baker waives his rights to payments of Bonus with respect to the period from January 1, 1999 through the Employment Termination Date under Section 4.2.4 of the Amended Employment Agreement.

     3. Except as expressly provided otherwise hereunder, Sinclair and Baker each hereby acknowledge and confirm that they will strictly perform all of their obligations according to their terms under the Amended Employment Agreement and the Consulting Agreement. Without limitation of the foregoing, Sinclair shall strictly perform all of its other obligations referred to under Sections 6.3(a), 7, 10.3.2, 10.4, 15 and
          Section 16.7 of the Amended Employment Agreement in respect of a termination of Employment under Section 10.3.1(g). Any amounts credited to Baker's account under any Sinclair deferred compensation plan shall be paid to Baker as provided in such plan.

     4. On or prior to the Employment Termination Date, Sinclair shall pay in full all remaining amounts for the membership and dues assessments of Baker as Cave's Valley Golf Club so that the membership of Baker in such club is paid in full. Sinclair shall also thereafter cooperate to take such additional actions, if any, as may be necessary to fully transfer such membership to Baker.

     5. Sinclair and Baker agree that Article VI. (Exchange Rights) of the Registration Rights Agreement dated as of May 31, 1996, as amended as of October 31, 1996 ("Registration Rights Agreement"), provides Holders (as defined therein), including without limitation Baker, (i) the right to sell from time to time less than all of such Holder's Class A Common Stock that was converted from Series B Preferred Stock and (ii) to present the remainder of such shares to the Company for conversion into Series B Preferred Stock of Sinclair in accordance with the terms of the Registration Rights Agreement and the Company's charter.



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

     6. Notwithstanding the provisions of the Registration Rights Agreement, Barry Baker shall have 160 days from the Employment Termination Date to present the remainder of the shares referred to in Section 5 of this Agreement to the Company for conversion into Series B Preferred Stock. Baker acknowledges that the Series B Preferred Stock referred to in this Section 6 may, if necessary as a result of the provisions of the Articles of Incorporation and Maryland law, be a class of preferred stock of Sinclair identical in all respects to the attributes of the Series B Preferred Stock. With respect to any shares of Class A Common Stock referred to in Section 5 of this Agreement that Baker presents to Sinclair for conversion into Series B Preferred Stock, and which have not been presented for conversion within 120 days of the Employment Termination Date, Baker agrees that Sinclair may, if it desires, fix the date and give notice of a redemption of such shares to occur 180 days after the Employment Termination Date not less than 170 days after such Employment Termination Date, and Baker waives the 30 day advance notice provision in Section 5(i) of the Articles Supplementary relating to the Series B Preferred Stock to the extent (and only to the extent) inconsistent with the other provisions of this sentence.

     7. Baker agrees that, regardless of whether Sinclair or Baker shall have notified the other of a date pursuant to Section 1 of this Agreement, Baker shall support Sinclair's business entertainment activities in Park City, Utah scheduled for February 13, 1999 through March 8, 1999, including by making Baker's house in Park City available for such activities.

     8.   Sinclair and Baker agree to the press release set forth as Exhibit B.

     9. On or prior to February 18, 1999, Sinclair shall take or cause to be taken all commercially reasonable actions (including actions by its board of directors or compensation committee or both) as is necessary to permit Baker to transfer all or a portion of his employee stock options in Sinclair, and all rights associated therewith, to any member of his immediate family or one or more entities established for the benefit of any member of Baker's immediate family.

     10. Baker shall have the same rights with respect to any dispute or disagreement arising hereunder or related hereto as is set forth in
          Section 16.7 of the Amended Employment Agreement with respect to any dispute or disagreement arising out of the Amended Employment Agreement.

     11. Except with respect to the provisions of Section 5, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns, any rights remedies, obligations or liabilities under or by reason of this Agreement. The



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

          Holders referred to in Section 5 hereof are express third party beneficiaries of the provisions of Section 5 of this Agreement.


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

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



                                        SINCLAIR BROADCAST GROUP, INC.

                                        By:  /s/ David Smith
                                            ------------------------------------
                                                 David Smith

                                        BARRY BAKER



                                        /s/ Barry Baker
                                        ----------------------------------------



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